Exhibit 2.0

                            ARTICLES OF INCORPORATION

                                       OF

                             INTERNET COMMERCE, INC.

       The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statutes.

                                ARTICLE 1 - NAME

       The name of the Corporation is INTERNET COMMERCE, INC., (hereinafter "Corporation").

                       ARTICLE 2 - PURPOSE OF CORPORATION

       The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                          ARTICLE 3 - PR1NCIPAL OFFICE

       The address of the principal office of this Corporation is 249 Peruvian Avenue, Suite F2, Palm Beach, Florida 33480 and the mailing address is the same.

                            ARTICLE 4 - INCORPORATOR

       The name and street address of the incorporator of this Corporation is:

                                Elsie Sanchez
                                343 Almeria Avenue
                                Coral Gables, Florida 33134

                              ARTICLE 5 - OFFICERS

        The officers of the Corporation shall be:

              President:        Michael Bhathena
              Vice-President:   Bradford L. Tolley
              Treasurer:        Bradford L. Tolley

whose addresses shall be the same as the principal office of the Corporation.

                         [LETTERHEAD OF AMERILAWYER(R)]

                                                         INTERNET COMMERCE, INC.
                                                                          Page 2


                             ARTICLE 6 - DIRECTOR(S)

       The Director(s) of the Corporation shall be:

                               Bradford L. Tolley
                               Barbara L. Tolley
                               Michael Bhathena

whose addresses shall be the same as the principal office of the Corporation.

                      ARTICLE 7 - CORPORATE CAPITALIZATION

      7.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is SEVEN THOUSAND FIVE HUNDRED (7,500) shares of common stock, each share having the par value of ONE DOLLAR ($1.00).

      7.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

      7.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

      7.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

                         [LETTERHEAD OF AMERILAWYER(R)]

                                                         INTERNET COMMERCE, INC.
                                                                          Page 3


                 ARTICLE 8 - SHAREHOLDERS' RESTRICTIVE AGREEMENT

      All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

                        ARTICLE 9 - POWERS OF CORPORATION

      The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

                         ARTICLE 10 - TERM OF EXISTENCE

      This Corporation shall have perpetual existence.

                        ARTICLE 11 - REGISTERED OWNER(S)

      The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                         [LETTERHEAD OF AMERILAWYER(R)]

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                                                         INTERNET COMMERCE, INC.
                                                                          Page 4


                   ARTICLE 12 - REGISTERED OFFICE AND REGISTERED AGENT

      The initial address of registered office of this Corporation is AmeriLawyer(R), located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is AmeriLawyer(R), 343 Almeria Avenue, Coral Gables, Florida 33134.

                               ARTICLE 13 - BYLAWS

      The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

                           ARTICLE 14 - EFFECTIVE DATE

      These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

                             ARTICLE 15 - AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

                         [LETTERHEAD OF AMERILAWYER(R)]

      IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this MAY 21 1998.


                                /s/ Elsie Sanchez
                                ----------------------------------
                                Elsie Sanchez, Incorporator


                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

      AmeriLawyer(R), having a business office identical with the registered office of the Corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered Agent under the applicable provisions of the Florida Statutes.


                                           AmeriLawyer(R)


                                           By: Natalia Utrera
                                           -------------------------
                                           Natalia Utrera, Vice President


                         [LETTERHEAD OF AMERILAWYER(R)]